EXHIBIT 10.31

               AGREEMENT TO EXTEND AND AMEND EMPLOYMENT AGREEMENT


     This Agreement to Extend and Amend Employment Agreement is entered into as of this 16th day of November, 1998, by and between Gardenburger, Inc., formerly known as Wholesome & Hearty Foods, Inc. ("Gardenburger"), and Lyle G. Hubbard ("Hubbard").

                                    RECITALS

     A. On or about May 23, 1996, Gardenburger and Hubbard executed an Employment Agreement dated as of April 14, 1996 (the "Employment Agreement"), pursuant to which Gardenburger agreed to employ Hubbard as its chief executive officer. A copy of the Employment Agreement is attached hereto as Exhibit A. Pursuant to the Employment Agreement, Hubbard's employment as Gardenburger's chief executive officer will terminate on April 13, 1999, unless extended or terminated.

     B. Gardenburger's Board of Directors (the "Board") and Hubbard wish to extend the term of Hubbard's employment as chief executive officer pursuant to the terms of the Employment Agreement for an additional period of one year and two days and to amend certain provisions of the Employment Agreement.

                                   AGREEMENTS

     NOW, THEREFORE, Gardenburger and Hubbard agree as follows:

     1. EXTENSION OF TERM. Pursuant to Section 1.1. of the Employment Agreement, the term of Hubbard's employment with Gardenburger as its chief executive officer is hereby extended for an additional period of one year and two days. Accordingly, Hubbard's employment with Gardenburger as its chief executive officer shall be extended through April 15, 2000.

     2. BASE COMPENSATION. The Board and Hubbard acknowledge that the Board, in November 1997, agreed to increase Hubbard's annual base compensation to $280,000. All references to base compensation under Section 2.1 of the Employment Agreement shall be deemed to be $280,000 of base compensation, as increased from time to time. The second sentence of Section 2.1 of the Employment Agreement shall be replaced with the following:

         "The Board of Directors shall periodically review Employee's base compensation and, in its sole and absolute discretion, may increase (but not decrease) Employee's base compensation."

     3. In November 1997, the Board of Directors approved an executive annual incentive plan that governs the payment of incentive bonuses for Hubbard and certain other employees of the Company. The Company agrees to maintain the executive annual incentive plan, or a substantially similar incentive plan, and to continue Employee's participation in such plan during the term of the Employment Agreement. Therefore, Section 2.2 of the Employment Agreement is deleted in its entirety.

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     4. Section 5.3 of the Employment Agreement is deleted in its entirety.

     5. Sections 5.5.2(c) and (d) of the Employment Agreement are amended to provide as follows:

          "5.5.2 In the event of the termination of Employee's employment pursuant to Section 5.2 (Death or Disability) or Section 5.4 (termination of Employee's employment by the Company without Cause occurring in the absence of a Change in Control, as that term is defined in Section 5.7 of this Agreement), the Company shall pay to Employee:

                                      * * *

          (c) Severance pay equal to

               (i) the greater of (x) 18 months of the base compensation payable to Employee under Section 2.1, or (y) the base compensation remaining to be paid to Employee under Section 2.1 between the effective date of such termination and the end of the employment term under this Agreement; and

               (ii) the average of Employee's annual incentive bonuses for the two full fiscal years ending prior to the fiscal year in which the termination occurs divided by 12 (to obtain the "average monthly bonus"), multiplied by the greater of 18 months or the number of months remaining between the effective date of termination and the end of Employee's employment term.

          Employee agrees, as a condition to payment and receipt of such severance pay, to execute a full and complete release, in form and substance satisfactory to the Company, of any and all claims of every kind and nature whatsoever against the Company.

          (d) No other compensation, benefits or payments of any nature whatsoever shall be due and payable under this Agreement in the event of termination of Employee's employment by the Company pursuant to Sections
     5.2 or 5.4 without Cause."


     6. Section 5.6.1 of the Employment Agreement is amended to provide as follows:

          "5.6.1 DECISION OF COMPANY NOT TO EXTEND TERM. The Company is required under Section 1.1 above to notify Employee at the end of the second year of the employment term and, in the event this Agreement is extended, at the end of each subsequent one-year period thereafter, whether the Company elects to extend this Agreement for an additional one-year term. If the Company, in its sole and absolute discretion, decides not to extend this Agreement for an additional one-year term, then the Company shall, in the

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     event it has not already paid severance pay to Employee under Section 5.5.2 above, pay to Employee at the end of the final year of Employee's employment, as severance pay, 18 months of the then current base compensation payable to Employee under Section 2.1, together with the "average monthly bonus" as described in Section 5.5.2(c)(ii) of this Agreement multiplied by a factor of 18; provided, however, the Company shall have no obligation to pay such severance pay if the reason for not extending this Agreement is Employee's retirement. Employee agrees, as a condition of payment and receipt of such severance pay, to execute a full and complete release, in form and substance satisfactory to the Company, of any and all claims of every kind and nature whatsoever against the Company. The Board of Directors shall be under no obligation, in the event it elects not to extend the term of this Agreement, to review Employee's performance, or offer Employee another extension, at the end of the final year of Employee's employment."

     7. The following shall be inserted into the Agreement as Section 5.7:

          "5.7 TERMINATION FOLLOWING CHANGE IN CONTROL.

               5.7.1 The following definitions will apply to this Section 5.7:

               (a) `Acquiring Person' means any person or related person or related persons which constitute a `group' for purposes of Section 13(d) and Rule 13d-5 under the Securities Exchange Act of 1934 (the `Exchange Act'), as such Section and Rule are in effect as of the date of any acquisition; provided, however, that the term Acquiring Person shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan or related trust of the Company or any of its subsidiaries, (3) any entity holding voting capital stock of the Company for or pursuant to the terms of any such employee benefit plan, or (4) any person or group solely because such person or group has voting power with respect to capital stock of the Company arising from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to the Exchange Act.

               (b) `Change in Control' of the Company means:

                    "(1) The acquisition by any Acquiring Person of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange
               Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; provided, however, that for purposes of this paragraph (1), the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company, or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

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                    (2) The date of approval by the shareholders of the Company of a plan of merger or consolidation of the Company in which such shareholders will not hold at least seventy-five percent (75%) of the combined voting power of the resulting entity immediately following such merger or consolidation, or the approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale of substantially all of the Company's assets.

               (c) `Change in Control Date' means the first date following the date of this Agreement on which a Change in Control has occurred.

               (d) `Excise Tax.' A tax imposed by Section 4999(a) of the Internal Revenue Code of 1986, as amended (the `Code'), or any successor provision, with respect to `excess parachute payments', as described in Section 280G(b) of the Code.

               (e) `Good Reason.' Termination by Employee of his employment with the Company for `Good Reason' shall mean termination based on any of the following:

                    (1) a change in Employee's status, title, or position or
               positions with the Company which represents a demotion from Employee's status, title, or position or positions as in effect immediately prior to the Change in Control, or a change in Employee's duties or responsibilities which is inconsistent with such status, title, or position or positions, or any removal of Employee from or any failure to reappoint or reelect Employee to such title or position or positions, except in connection with the termination of Employee's employment for Cause or Disability or as a result of Employee's death or the termination by Employee other than for Good Reason;

                    (2) a reduction by Company in Employee's base salary as in effect immediately prior to the Change in Control Date or a material reduction in Employee's opportunity for an incentive bonus from the opportunity that existed for Employee immediately prior to the Change in Control Date; or

                    (3) the Company's requiring Employee to be based anywhere
               more than 35 miles from where Employee's office is located immediately prior to the Change in Control Date except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which Employee undertook on behalf of the Company prior to the Change in Control Date.

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          5.7.2 In the event that Employee's employment with the Company is terminated, either by Employee with Good Reason or by the Company without Cause, within two years after the date of occurrence of any event constituting a Change in Control (it being recognized that more than one such event may occur in which the two-year period shall run from the date of occurrence of each event), and provided that the condition set forth in
     Section 5.7.6 of this Agreement is satisfied, Employee shall be entitled to the payments described in Sections 5.5.2(a) and (b) of this Agreement and, in lieu of the severance pay described in Section 5.5.2(c) of this Agreement, an amount of severance pay equal to 2.99 times the sum of (a) the average of the annual base compensation paid to Employee by the Company for the five full fiscal years ending prior to the fiscal year in which the Change in Control occurs and (b) the average of the annual incentive bonuses (if any) paid to Employee for the five full fiscal years ending prior to the fiscal year in which the Change in Control occurs (hereinafter referred to as the `Change in Control Severance Payment'). If Employee has not been employed by the Company for at least five years at the time the Change in Control occurs, the Company shall pay Employee a Change in Control Severance Payment equal to 2.99 times the sum of the average of the annual base compensation paid to Employee and the average of the annual incentive bonuses (if any) paid to Employee for the full fiscal years in which Employee was employed by the Company prior to the fiscal year in which the Change in Control occurs.


          5.7.3 The Change in Control Severance Payment shall be made not later than the tenth day following the date of termination; provided, however, that if the amount of such payment cannot be finally determined on or before such day, the Company shall pay to Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payment, and shall pay the remainder of such payment (together with interest at the rate of 10 percent per annum) as soon as the amount thereof can be determined but in no event later than the 30th day after the date of termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Employee, payable on the tenth day after demand by the Company (together with interest at the rate of 10 percent per annum).

          5.7.4 Employee shall not be required to mitigate the amount of any Change in Control Severance Payment by seeking other employment or otherwise, nor shall the amount of any such payment be reduced by any compensation earned by Employee as the result of employment by another employer after the date of termination, or otherwise.

          5.7.5 (a) In the event that any portion of the total payments received by Employee in connection with a Change in Control (including the payments described in Sections 5.5.2(a) and (b) of this Agreement, the Change in

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     Control Severance Payment and any other payment or benefit payable to
     Employee in connection with the Change in Control pursuant to any plan, arrangement, or agreement (other than this Agreement) with the Company, a person whose actions result in the Change in Control, or person affiliated with the Company or such person) (hereinafter referred to as `Total Payments') would constitute an `excess parachute payment' within the meaning of Section 280G(b) of the Code that is subject to an Excise Tax, the payments otherwise payable under this Section 5.7 shall be reduced to the extent necessary to avoid a portion of the Excise Tax, but only to the extent such reduction in the amount of the Severance Payment would result in a larger after-tax benefit to Employee, taking into account all applicable federal, state, and local income and excise taxes, until either
     (i) no portion of the payments are subject to such Excise Tax or (ii) the Change in Control Severance Payment is reduced to zero, whichever occurs first.

               (b) For purposes of the reduction described in Section 5.7.5(a):

                    (1) No portion of the Total Payments, the receipts or
               enjoyment of which Employee has effectively waived in writing prior to the date of payment of the severance payments, shall be taken into account;

                    (2) No portion of the Total Payments shall be taken into
               account which, in the opinion of tax counsel selected by the Company and reasonably acceptable to Employee ("Tax Counsel"), does not constitute a `parachute payment' within the meaning of
               Section 280G of the Code;

                    (3) If Employee and the Company disagree whether any Change in Control Severance Payment will result in an Excise Tax or whether a reduction in any such severance payment will result in a larger after-tax benefit to Employee, the matter will be conclusively resolved by an opinion of Tax Counsel;

                    (4) Employee agrees to provide Tax Counsel with all
               financial information necessary to determine the after-tax consequences of the Change in Control Severance Payment for purposes of determining whether, or to what extent, such severance payment is to be reduced pursuant to this Section 5.7.5; and

                    (5) The value of any noncash benefit or any deferred payment or benefit included in the Total Payments, and whether or not all or a portion of any payment or benefit is a 'parachute payment' for purposes of paragraph (b)(2) above, shall be determined by Tax Counsel in accordance with the principles of Section 280G(d)(3) and (4) of the Code.

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          "5.7.6 The Change in Control Severance Payment shall be paid to
     Employee only if the Change in Control results from an Acquiring Person acquiring control in the Company for a price per share of the Company's common stock that exceeds the minimum per share price set forth below:


     Change in Control                           Minimum per
     occurring on or before                      share sale price
     ----------------------                      ----------------

     December 1, 1998                            $10.00

     March 1, 1999                               $10.375

     June 1, 1999                                $10.75

     September 1, 1999                           $11.125

     December 1, 1999                            $11.50

     March 1, 2000                               $11.93

     April 15, 2000                              $12.00


          "5.7.7 Employee agrees, as a condition of payment and receipt of the Change in Control Severance Payment, to execute a full and complete release, in form and substance satisfactory to the Company, of any and all claims of every kind and nature whatsoever against the Company."

     8. Section 5.7 of the existing Agreement shall be renumbered as 5.8 and shall be amended to provide as follows:

          "5.8 OUTPLACEMENT SERVICES. In the event of the termination of Employee's employment pursuant to Section 5.4 (Termination of Employee's employment by the Company without Cause) or Section 5.7 (Termination Following Change in Control), or in the event the Company elects not to extend the term of this Agreement and Employee's employment ceases due to expiration of the employment term, the Company shall retain a reputable outplacement agency, acceptable to Employee, to assist Employee in finding another job, provided, however, the maximum amount that the Company shall be obligated to expend in outplacement services for Employee shall be $25,000."

     9. Section 8.10 of the Employment Agreement is amended to provide as follows:

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          "8.10 GOVERNING LAW AND DISPUTE RESOLUTION. This Agreement shall be deemed to have been executed and entered into in Portland, Oregon, and this Agreement, and its formation, operation and performance, shall be governed, construed and enforced in accordance with the laws of the State of Oregon, without regard to its conflict of law principles. Any dispute between the parties concerning this Agreement shall be settled by arbitration in accordance with the rules of Arbitration Service of Portland, Inc., or the Commercial Arbitration Rules of the American Arbitration Association at the election of the party initiating the arbitration. Unless otherwise agreed, arbitration shall be conducted in Portland, Oregon, before a single arbitrator. The parties shall be entitled to conduct discovery in accordance with the Federal Rules of Civil Procedure as in effect in the jurisdiction in which arbitration occurs, subject to limitation by the arbitrator to secure just and efficient resolution of the dispute. Judgment upon the arbitration award may be entered in any court having jurisdiction. Nothing herein, however, shall prevent either party from resorting to a court of competent jurisdiction in those instances where injunctive relief may be appropriate. Any such action for injunctive relief shall be filed in the federal or state court in Portland, Oregon, and the parties hereby waive their right to change such venue and hereby submit to the jurisdiction of such courts."

     10. NO OTHER MODIFICATION OR AMENDMENT. No other modification or amendment to the Employment Agreement is made or intended to be made hereby. All terms, conditions, and covenants of the Employment Agreement, to the extent not inconsistent with the amendments described above, shall remain in full force and effect.


GARDENBURGER, INC.



By: /s/E. Kay Stepp                       By: /s/Lyle G. Hubbard
    -------------------------------           ----------------------------------
    E. Kay Stepp                              Lyle G. Hubbard
    Chair of the Board of Directors

Dated:  11/16/98                          Dated:   11/18/98


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